UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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VMware, Inc.

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This Schedule 14A filing consists of the following communication relating to the proposed acquisition (the “Acquisition”) of Pivotal Software, Inc. (“Pivotal”) by VMware, Inc. (the “Company”), a Delaware corporation, and Raven Transaction Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated August 22, 2019, by and among the Company, Pivotal and Merger Sub:

Email to Pivotal Employees from Craig McLuckie, first used or made available on November 19, 2019.

The following is an email sent on November 19, 2019, to Pivotal employees from Craig McLuckie, Vice President, Modern Business Applications at VMware, Inc. He is also a co-founder of Heptio.

Pivotal Team,

The acquisition of a company marks a huge change for everyone concerned. As the founder and CEO of a company that was acquired by VMware, I think few people have a deeper sense of what this looks and feels like. I wanted to send you a personal note reflecting on my experiences and helping you get a better sense of what to expect, moving forward.

First off, let me tell you a little about Heptio. We were a much smaller company than Pivotal of course . . . but in a relatively short order we had created something quite special.

We developed a deep sense of identity and identified with values that to this day define how we look at the world:

1.	Carry the fire. Be the force that changes the industry, have the courage to challenge the status quo. Ask the hard questions. Break the mold, don’t conform to it.

2.	Honest technology. Sell only what is going to help the customer. Promise only what you can deliver. Take less than you bring to the communities you work with. Build righteous technology.

3.

We before me. See and own your role in the company. Make it a place that is legitimately great (not just to work at, but legitimately great at what it does). Do the little bit of extra work so that someone else doesn’t have to do it. Create an environment that let’s everyone do their very best work.

We lived these values, and they stood us in good stead. I am so proud of the team we built.

When Pat approached us and wanted to acquire Heptio, we had to make a decision. Are we selling out, or are we buying in? Since the start of the company we had a raft of folks that floated the idea of acquiring us. There was no particular financial reason that required us to sell the company. We were making good money and growing quickly. We had a strong operating model and were helping customers every day. So, no reason to sell out.

There was however a very good reason to buy in. When I looked at the scope of our mission: making the lives of millions of developers better, and when I thought about the size of the opportunity; it was clear that we’d “need a bigger boat.” For me, VMware was an obvious choice. It reflected not just the opportunity to scale the reach of what we were doing in a non-linear way, but it promised an opportunity to help the company grow and evolve in critical new ways. I also felt that of all the large corporations out there, it was the best fit to our core culture and best positioned to help us realize the vision that Joe and I had when we started Heptio.

It has been a year, and I stand behind the choice to join forces. I believe I can also say that with only a few rare exceptions this view is shared by the broader Heptio community. Heptio doesn’t exist anymore. This is sometimes a tough pill to swallow when you have poured your heart and soul into building something you think is beautiful, but the vision and mission are very much alive. The key thing is that the alloy that is VMware is now a lot stronger by adding the Heptio elements. Our team members are better positioned to create impact and grow their careers. Our customers are in safer hands than ever. We are actively working to not only expand the vision, but to make VMware a fundamentally better company, overall.

Our future together is bright. We created the new Tanzu brand as a canvas that we can all paint a picture on. Our mission will be to deliver the technology that businesses can build their future on. We have an amazing opportunity to not only drive the bottom line, but to reshape how enterprises everywhere use technology to solve fundamental human problems.

The goal of Tanzu is to comprehensively redefine the way customers build, manage and run the apps that power their businesses. We are uniquely positioned to be a force for positive change in the company and the industry at large. We get to pioneer a new way of operations for our customers and help them navigate the increasingly challenging world of development.

Tanzu isn’t VMware. It isn’t Pivotal. It isn’t Heptio. It is something new and we get to work together to tell the story and create something quite special. I am thrilled to be a part of the team and am really looking forward to working with you all.

To learn more about VMware’s culture, community and innovation mindset and to hear directly from employees, I encourage you to visit our Career Site: https://careers.vmware.com/.

— Craig McLuckie, VP at VMware

This communication may be deemed to be solicitation material in respect of the proposed merger with Pivotal (the “Pivotal Merger”). This communication does not constitute an offer to sell or the solicitation of an offer to buy VMware securities or the solicitation of any vote or approval. The proposed Pivotal Merger will be submitted to Pivotal’s stockholders for their consideration. In connection with the proposed transaction, Pivotal has filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). The preliminary proxy statement contains important information about the Pivotal Merger and related matters. Promptly after being filed with the SEC, the definitive proxy statement and a proxy card will be mailed to Pivotal’s stockholders.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF PIVOTAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The preliminary proxy statement, the definitive proxy statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by Pivotal with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov.

In addition, Pivotal’s stockholders may obtain free copies of the documents filed with the SEC through the Investors portion of Pivotal’s website at pivotal.io/investors or by contacting Pivotal’s Investor Relations Department via e-mail at ir@pivotal.io. Pivotal, VMware, Dell Technologies Inc. and certain of their respective executive officers, directors, other members of management and employees, may under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from Pivotal’s stockholders in connection with the proposed transaction. Information regarding the persons who may be considered

“participants” in the solicitation of proxies will be set forth in Pivotal’s preliminary and definitive proxy statements when filed with the SEC and other relevant documents to be filed with the SEC in connection with the proposed transaction, each of which can be obtained free of charge from the sources indicated above when they become available. Information regarding certain of these persons and their beneficial ownership of Pivotal’s common stock is also set forth in Pivotal’s preliminary proxy statement on Schedule 14A filed with the SEC on October 10, 2019 and Pivotal’s proxy statement for its 2019 annual meeting of stockholders filed on May 3, 2019 with the SEC, which may both be obtained free of charge from the sources indicated above.